EXHIBIT 3


                                VOTING AGREEMENT

                  AGREEMENT, dated as of January 29, 1998, between Terbem Limited ("Terbem"), TCR International Partners, L.P. ("TCR Int'l"), Bobst Investment Corp. ("Bobst") and Three Cities Offshore Partners CV ("TCRI Offshore," and collectively with Terbem, TCR Int'l and Bobst the "Investors") and Three Cities Holdings Limited ("Three Cities Holdings");

                  WHEREAS, Morton Metalcraft Holding Co. ("Morton Metalcraft") and MLX Corp. (the "Company" or "MLX") have entered into an Agreement and Plan of Merger, dated as of October 20, 1997, pursuant to which Morton Metalcraft will be merged with and into the Company, with MLX being the surviving corporation;

                  WHEREAS, pursuant to the Merger, Terbem, TCR Int'l, Bobst, Tinvest Limited ("Tinvest"), Quilvest American Equity (f/k/a Teribe Limited) ("Quilvest") and Mitvest Limited ("Mitvest, and collectively with Terbem, TCR Int'l, Bobst, Tinvest and Quilvest, the "TCR Group") and William D. Morton ("Morton") entered into a Shareholders Agreement, dated as of October 20, 1997, pursuant to which the TCR Group granted to Morton certain voting rights with respect to the Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock") and Class B Common Stock, par value $.01 per share, of the Company ("Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") owned by the TCR Group subsequent to the Merger;


                                                             PAGE 38 OF 41 PAGES

                  WHEREAS Mitvest and Tinvest have transferred their shares of existing common stock, par value $.01 per share, of the Company (the "Existing Common Stock") to TCRI Offshore;

                  WHEREAS in furtherance of an arrangement whereby Three Cities Holdings directs the Investors to acquire record ownership of stock and other securities identified by Three Cities Holdings, the Investors have previously granted to Three Cities Holdings the sole and irrevocable power to vote and dispose of those shares of Common Stock that are owned by the Investors (the "Existing Agreement");

                  WHEREAS the Investors and Three Cities Holdings wish to clarify the voting rights of the parties hereto;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound thereby, agree as follows:

                  6.9.1 Notwithstanding the Existing Agreement, Three Cities Holdings hereby relinquishes any right to vote and/or act by written consent with respect to all shares of Common Stock owned of record by the Investors with regard to any matter to be voted upon by the shareholders of the Company where such right to vote or act has been granted to Morton or conflicts with any rights granted to Morton pursuant to the Shareholders Agreement;

                  6.9.2 Notwithstanding the Existing Agreement, Three Cities Holdings relinquishes any right to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each, a "Transfer") any shares of Common Stock owned of record by the Investors


                                                             PAGE 39 OF 41 PAGES
or to purchase any additional shares of Common Stock on behalf of the Investors where such Transfer or purchase would conflict with any of the restrictions on Transfers and purchases of shares of Common Stock set forth in the Shareholders Agreement;

                  6.9.3 The parties confirm that Three Cities Holdings shall retain any and all right and power to vote and/or act by written consent with respect to all shares of Common Stock owned by the Investors with regard to any matter to be voted upon by the shareholders of the Company where such right to vote or act has not been granted to Morton pursuant to the Shareholders Agreement.

                  6.9.4 The parties confirm that Three Cities Holdings shall retain any and all rights to Transfer or otherwise dispose of shares of Common Stock owned by the Investors or to purchase shares of Common Stock on behalf of the Investors in any and all circumstances where such Transfer, disposition or purchase does not conflict with the restrictions on Transfers, dispositions and purchases of shares of Common Stock set forth in the Shareholders Agreement.

                  6.9.5 This Agreement shall be governed by the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof or of any other jurisdiction.

                  6.9.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                             PAGE 40 OF 41 PAGES

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            TERBEM LIMITED

                                            By: /s/ W. Robert Wright
                                            ------------------------
                                                Name:  W. Robert Wright
                                                Title: Attorney-in-Fact


                                            TCR INTERNATIONAL PARTNERS, L.P.

                                            By: Three Cities Research, Inc.,
                                            its general partner

                                            By: /s/ W. Robert Wright
                                            ------------------------
                                                Name:  W. Robert Wright
                                                Title: Attorney-in-Fact


                                            BOBST INVESTMENT CORP.

                                            By: /s/ W. Robert Wright
                                            ------------------------
                                                Name:  W. Robert Wright
                                                Title: Attorney-in-Fact


                                            THREE CITIES OFFSHORE PARTNERS CV

                                            By: /s/ W. Robert Wright
                                            ------------------------
                                                Name:  W. Robert Wright
                                                Title: Attorney-in-Fact


                                            THREE CITIES HOLDINGS LIMITED

                                            By: /s/ W. Robert Wright
                                            ------------------------
                                                Name:  W. Robert Wright
                                                Title: Attorney-in-Fact


                                                             PAGE 41 OF 41 PAGES